EXHIBIT 99.2

Summary of Items Impacting Earnings Per Diluted Common Share

Table I

	($ in thousands, excluding per share data)
	2009			2008
	Year-to- Date	2Q	1Q	Full-Year	4Q	3Q	2Q	1Q

Gain (Loss) on FHLMC shares[1]	$123	$112	$11	$(3,738)	$(137)	$(3,400)	$(221)	$20

Increase in Loan Loss Reserve & Higher Charge-offs	-	-	-	(7,539)	(7,539)	-	-	-

Higher Charge-offs Related to Floor Plan Relationships	(3,752)	(3,752)	-	-	-	-	-	-

Gain on Sale of Property & Casualty Portion of Insurance Business	574	-	574	-	-	-	-	-

Gains on Sales of Investment Securities (CPP 2009; VISA 2008)	3,349	3,349	-	1,585	-	-	-	1,585

FDIC Special Assessment	(1,737)	(1,737)	-	-	-	-	-	-

FDIC Expense - Other	(1,969)	(1,687)	(282)	(521)	(158)	(115)	(121)	(127)

Acquisition-Related Expenses	(426)	(426)	-	-	-	-	-	-

Severance Costs Related to Sale of Property & Casualty Insurance Business	(232)	-	(232)	-	-	-	-	-

Liability for Retiree Medical Benefits	-	-	-	1,285	-	-	1,285	-

Impact to Pre-Tax Net Income	$(4,070)	$(4,141)	$71	$(8,928)	$(7,834)	$(3,515)	$943	$1,478
After-Tax Impact to Earnings Per Diluted Common Share	$(0.06)	$(0.07)	$0.00	$(0.15)	$(0.14)	$(0.06)	$0.02	$0.03

[1]	Gain (Loss) related to the company's investment in 200,000 Federal Home Loan Mortgage Corporation (FHLMC) perpetual preferred series V shares.

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Pre-Tax, Pre-Provision Income

Table II

	($ in thousands)
	Quarter			Year-to-Date
	2Q-09	1Q-09	2Q-08	June 30, 2009	June 30, 2008

Pre-Tax Income	$2,152	$8,768	$11,700	$10,920	$22,581
Excluding Provision Expense	10,358	4,259	2,493	14,617	5,716

Pre-Tax, Pre-Provision Income	$12,510	$13,027	$14,193	$25,537	$28,297

Significant Items [1]	1,298	353	1,064	1,651	2,669
Pre-Tax, Pre-Provision Income, excluding Significant Items	$11,212	$12,674	$13,129	$23,886	$25,628

[1]	Includes significant items summarized in Table I, with the exception of FDIC Expense - Other and provision related items.

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Credit Quality Trends

Table III

	($ in thousands)
	Three Months Ended					Year-to-Date
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	June 30, 2009	June 30, 2008

Total Nonperforming Loans	$37,790	$24,892	$18,185	$14,038	$15,366	$37,790	$15,366

Total Nonperforming Assets	$42,956	$28,405	$22,213	$18,648	$19,129	$42,956	$19,129

Nonperforming Assets as a % of:
Period-End Loans, Plus Other Real Estate Owned	1.48%	1.04%	0.83%	0.70%	0.71%	1.48%	0.71%
Total Assets	1.14%	0.75%	0.60%	0.53%	0.55%	1.14%	0.55%

Nonperforming Loans as a % of Total Loans	1.31%	0.91%	0.68%	0.53%	0.57%	1.31%	0.57%

Allowance for Loan & Lease Losses	$38,649	$36,437	$35,873	$30,353	$29,580	$38,649	$29,580
Allowance for Loan & Lease Losses as a % of:
Period-End Loans	1.34%	1.33%	1.34%	1.14%	1.11%	1.34%	1.11%
Nonaccrual Loans	102.8%	147.6%	199.5%	219.5%	199.7%	102.8%	199.7%
Nonperforming Loans	102.3%	146.4%	197.3%	216.2%	192.5%	102.3%	192.5%

Total Net Charge-Offs	$8,146	$3,695	$4,955	$2,446	$2,631	$11,841	$5,193
Annualized Net Charge-Offs as a % of Average
Loans & Leases	1.19%	0.55%	0.73%	0.36%	0.40%	0.88%	0.40%

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Capital Management

Table IV

	FFBC	Regulatory "well-capitalized" minimum
Leverage Ratio	12.02%	5%
Tier 1 Capital Ratio	14.77%	6%
Total Risk-Based Capital Ratio	16.02%	10%
EOP Tangible Equity / EOP Tangible Assets	11.14%	N/A
EOP Tangible Common Equity / EOP Tangible Assets	9.06%	N/A

N/A = not applicable

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Net Interest Income & Net Interest Margin

Table V

	($ in thousands)
	Quarter			Year-to-Date
	2Q-09	1Q-09	2Q-08	June 30, 2009	June 30, 2008

Net Interest Income	$31,209	$30,928	$28,414	$62,137	$56,663

Net Interest Margin	3.60%	3.61%	3.72%	3.62%	3.75%

Net Interest Margin
(fully tax equivalent)	3.64%	3.65%	3.78%	3.65%	3.81%

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Noninterest Income

Table VI

	($ in thousands)
	Quarter			Year-to-Date
	2Q-09	1Q-09	2Q-08	June 30, 2009	June 30, 2008

Gain (Loss) on FHLMC shares	$112	$11	$(221)	$123	$(201)

Gain on Sale of Property & Casualty Portion of Insurance Business	-	574	-	574	-

Gain on Sales of Investment Securities (CPP 2Q-09; VISA 1Q-08)	3,349	-	-	3,349	1,585
Impact to Noninterest Income	$3,461	$585	$(221)	$4,046	$1,384

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Service Charges on Deposit Accounts & Trust & Wealth Management Fees

Table VII

	($ in thousands)
	Quarter			Year-to-Date
	2Q-09	1Q-09	2Q-08	June 30, 2009	June 30, 2008

Overdraft/Non-Sufficient Fund Fees	$3,003	$2,791	$3,628	$5,794	$6,968
Other	1,286	1,288	1,323	2,574	2,590
Total Service Charges on Deposit Accounts	$4,289	$4,079	$4,951	$8,368	$9,558

Trust Fees	2,944	2,946	3,967	5,890	7,880
Investment Advisory Fees	309	343	687	652	1,396
Total Trust & Wealth Management Fees	$3,253	$3,289	$4,654	$6,542	$9,276

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Noninterest Expense

Table VIII

	($ in thousands)
	Quarter			Year-to-Date
	2Q-09	1Q-09	2Q-08	June 30, 2009	June 30, 2008

FDIC Special Assessment	$1,737	$-	$-	$1,737	$-

FDIC Expense - Other	1,687	282	121	1,969	248

Acquisition-Related Expenses (other noninterest expense)	426	-	-	426	-

Severance Costs Related to Sale of Property & Casualty Insurance Business (salaries and employee benefits)	-	232	-	232	-

Liability for Retiree Medical Benefits (salaries and employee benefits)	-	-	(1,285)	-	(1,285)
Impact to Noninterest Expense	$3,850	$514	$(1,164)	$4,364	$(1,037)

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Investment Portfolio June 30, 2009

Table IX

($ in thousands, excluding book price and market value)
						Base
	% of	Book	Book	Book	June 30, 2009	Gain/
	Total	Value	Yield	Price	Market Value	(Loss)
Agencys	7.3%	$41,145	5.31	99.79	102.69	$1,162
CMOs (Agency)	11.8%	65,879	4.71	100.44	103.50	1,950
CMOs (Private)	0.0%	77	1.60	100.00	97.94	(2)
MBSs (Agency)	69.8%	391,667	4.72	100.94	103.24	8,709
Agency Preferred	0.0%	184	-	0.92	0.92	-
Subtotal	88.9%	$498,952	4.76	100.74	102.18	$11,819

Municipal	5.4%	$30,085	7.16	99.12	100.36	$376
Other *	5.7%	31,839	4.47	101.17	100.90	(87)
Subtotal	11.1%	$61,924	5.78	100.18	100.64	$289

Total Investment Portfolio	100.0%	$560,876	4.87	100.68	102.03	$12,108

		Net Unrealized Gain/(Loss)				$12,108
		Aggregate Gains				$13,072
		Aggregate Losses				$(964)

		Net Unrealized Gain/(Loss) % of Book Value				2.16%

* Other includes $28.0 million of regulatory stock

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